Black Hills Corp. Reports Second Quarter 2019 Results and Reaffirms 2019 and 2020 Earnings Guidance

RAPID CITY, S.D. — August 5, 2019 — Black Hills Corp. (NYSE: BKH) today announced financial results for the second quarter of 2019. Net income from continuing operations for the second quarter of 2019 compared to the second quarter of 2018 was:

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
(in millions, except per share amounts)	Income	EPS	Income	EPS	Income	EPS	Income	EPS
GAAP:
Net income from continuing operations	$14.6	$0.24	$24.3	$0.45	$118.4	$1.96	$159.7	$2.94

Non-GAAP:
Net income from continuing operations, as adjusted *	$14.6	$0.24	$24.3	$0.45	$118.4	$1.96	$112.5	$2.07
* A schedule for the GAAP to non-GAAP adjustment reconciliation is provided below.

“Our performance is on track to achieve our earnings guidance for 2019 and 2020,” said Linden “Linn” R. Evans, president and CEO of Black Hills Corp. “I am proud that our team was Ready for our customers and responded to their needs during significant rainfall and flooding in areas of our service territory during the second quarter. Record breaking moisture, particularly in parts of Nebraska and Iowa, combined with cooler than normal weather negatively impacted economic activity throughout our service territory. Aside from the challenges weather presented during the quarter, we delivered financial results that were consistent with our expectations.

“Second quarter earnings, which are lower in the seasonal off-peak period, were less than the same quarter last year. This quarter’s results benefited from new rates, lower purchased capacity costs and tax credits from our wind generation. These benefits were more than offset by weather impacts, impacts from planned and unplanned power plant outages and higher share count. Earnings were also dampened by higher operating expenses, some of which are non-recurring, to support our long-term customer focused strategy.

“Our Ready campaign supports our commitment to be ready to serve to our customers’ energy needs as we deliver valued energy solutions and enhanced service. This commitment is illustrated through our recently approved Renewable Ready tariffs, Corriedale Wind Energy Project and new Blockchain tariff. We also advanced our jurisdiction simplification efforts in Colorado, Wyoming and Nebraska.

“We are executing our capital investment plan and continue to forecast $777 million of capital investments in 2019. Despite difficult weather conditions, major construction projects are advancing on schedule, and we continue to invest in safety and integrity programs at both our electric and natural gas utilities. Our customer focused investments and innovative customer solutions will drive earnings growth and long-term value for customers and shareholders,” concluded Evans.

Black Hills Corp. highlights, recent regulatory filings and other updates include:

Electric Utilities

•	On July 19, Colorado Electric set a new all-time peak load of 422 megawatts, surpassing the previous peak of 413 megawatts set in July 2018.

•	On July 19, Wyoming Electric set a new all-time peak load of 265 megawatts, surpassing the previous peak of 254 megawatts set in July 2018.

•
South Dakota Electric and Wyoming Electric received approvals for the Renewable Ready Service Tariffs and related jointly-filed certificate of public convenience and necessity to construct the $57 million, 40-megawatt Corriedale Wind Energy Project. The wind project will be jointly owned by the two electric utilities to deliver renewable energy for large commercial and industrial customers and governmental agencies. The project is expected to be in service in 2020.

•
On April 30, the Wyoming Public Service Commission approved Wyoming Electric’s application for a new Blockchain Interruptible Service Tariff. The utility has partnered with the economic development organization for the City of Cheyenne and Laramie County to actively recruit blockchain customers to the Cheyenne region. This tariff is complementary to recently enacted Wyoming legislation supporting the development of blockchain technology within the state.

•
During the second quarter, South Dakota Electric continued construction on a 175-mile electric transmission line from Rapid City, South Dakota, to Stegall, Nebraska. The 94-mile final segment of the transmission line is expected to be in service in the fall of 2019.

Gas Utilities

•
During the second quarter, Black Hills’ natural gas utility subsidiaries advanced the company’s initiative to consolidate natural gas utility jurisdictions within the states of Colorado, Nebraska and Wyoming.

◦
On June 3, Wyoming Gas filed a rate review application with the Wyoming Public Service Commission to consolidate the rates, tariffs and services of its four existing gas distribution territories in Wyoming. The rate review requests $16 million in new revenue to recover investments in safety, reliability and system integrity. Wyoming Gas is also requesting a new rider mechanism to recover safety and integrity investments in its system.

◦
On March 29, Nebraska Gas filed an application with the Nebraska Public Service Commission requesting approval to merge its two natural gas distribution companies in Nebraska. A rate review is expected to be filed in 2020 to consolidate the rates, tariffs and services of its two existing natural gas distribution companies.

◦
During the second quarter, Colorado Gas continued progress on its rate review application to consolidate rates, tariffs and services of its two existing gas distribution territories in Colorado. The rate review requests $2.5 million in new revenue to recover investments in safety, reliability and system integrity. Colorado Gas is also requesting a new rider mechanism to recover safety and integrity investments in its system.

•
On May 10, Wyoming Gas commenced construction on the $54 million, 35-mile Natural Bridge pipeline project to enhance supply reliability and delivery capacity for customers in central Wyoming. The new 12-inch steel pipeline will interconnect from a supply point near Douglas, Wyoming, to existing facilities near Casper, Wyoming. The pipeline is expected to be in service in late 2019.

Power Generation

•
During the second quarter, Black Hills Electric Generation continued construction on the $71 million, 60-megawatt Busch Ranch II Wind Farm near Pueblo, Colorado. Through a competitive bidding process, Black Hills Electric Generation was selected to deliver renewable energy under a 25-year power purchase agreement to its Black Hills electric utility affiliate in Colorado. The wind generation project remains on schedule to be in service in the fall of 2019.

•
On Aug. 2, Black Hills Wyoming and affiliate Wyoming Electric jointly filed a request with the Federal Energy Regulatory Commission for approval of a new 60-megawatt power purchase agreement. If approved, Black Hills Wyoming will deliver 60 megawatts of energy to Wyoming Electric from its Wygen I power plant starting Jan. 1, 2023, and continuing for 20 years. A decision from the FERC is expected later this year.

Corporate

•
On July 31, Black Hills’ board of directors declared a quarterly dividend on the common stock. Shareholders of record on the close of business on Aug. 19, 2019, will receive $0.505 per share payable on Sept. 1, 2019. Calendar year 2019 represents our 49th consecutive year of dividend increases.

•
On June 17, Black Hills amended its term loan due July 30, 2020. The amendment increased total commitments to $400 million from $300 million, and extended the term through June 17, 2021, on substantially similar terms and covenants. Net proceeds were used to pay down short-term debt.

•
During the three months ended June 30, 2019, Black Hills issued a total of 658,598 shares of common stock under its at-the-market equity offering program for net proceeds of $49 million. Year-to-date, the company has issued a total of 939,095 shares of common stock for net proceeds of $69 million under this program.

•
During the second quarter, Black Hills completed an employee engagement survey through a third-party service, a process that occurs approximately every two years. The survey results revealed an employee engagement score of 75 percent, which is 4 percent higher than the 2017 survey, 13 percent higher than the U.S. Utilities average and 8 percent higher than the U.S. High Performing Company norm.

BLACK HILLS CORPORATION
CONSOLIDATED FINANCIAL RESULTS

(Minor differences may result due to rounding)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions)
Adjusted operating income (a) (b):

Electric Utilities	$33.5	$41.2	$74.6	$79.7
Gas Utilities	8.6	16.5	111.9	111.9
Power Generation	10.2	8.9	22.1	20.7
Mining	1.6	3.8	6.0	8.1
Corporate and Other	0.1	(0.8)	(0.4)	(2.5)
Operating income	54.0	69.6	214.1	217.8

Interest expense, net	(34.3)	(34.5)	(69.0)	(69.5)
Other income (expense), net	0.3	(1.3)	(0.5)	(1.4)
Income tax benefit (expense) (c)	(2.3)	(6.5)	(19.6)	19.3
Income from continuing operations	17.7	27.2	125.1	166.1
Net (loss) from discontinued operations	—	(2.4)	—	(4.8)
Net income	17.7	24.7	125.1	161.4
Net income attributable to noncontrolling interest	(3.1)	(2.8)	(6.7)	(6.5)
Net income available for common stock	$14.6	$21.9	$118.4	$154.9

(a)	In 2019, we changed our segment measure of performance to Adjusted operating income.

(b)
Adjusted operating income removes the impacts of finance lease accounting relating to the 20-year PPA between Black Hills Colorado IPP and Colorado Electric for the Electric Utilities and Power Generation segments and Corporate and Other. These changes had no impact on consolidated financial results.

(c)
Income tax benefit (expense) for the six months ended June 30, 2018 included a $49 million tax benefit resulting from legal entity restructuring and $2.3 million of income tax expense associated with changes in the prior estimated impact of tax reform on deferred income taxes.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Weighted average common shares outstanding (in thousands):
Basic	60,467	53,355	60,195	53,337
Diluted	60,606	54,520	60,333	54,361

Earnings per share:
Basic -
Continuing Operations	$0.24	$0.46	$1.97	$2.99
Discontinued Operations	—	(0.05)	—	(0.09)
Total Basic Earnings Per Share	$0.24	$0.41	$1.97	$2.90

Diluted -
Continuing Operations	$0.24	$0.45	$1.96	$2.94
Discontinued Operations	—	(0.05)	—	(0.09)
Total Diluted Earnings Per Share	$0.24	$0.40	$1.96	$2.85

2019 EARNINGS GUIDANCE REAFFIRMED

Black Hills is reaffirming its guidance for 2019 earnings per share from continuing operations available for common stock, as adjusted (a non-GAAP measure*), to be in the range of $3.40 to $3.60 per share. The guidance range is based on the following assumptions:

•	Capital spending of $777 million;

•	Normal weather conditions for the remainder of the year within our utility service territories including temperatures, precipitation levels and wind conditions;

•	Normal operations and weather conditions for the remainder of the year for planned construction, maintenance and/or capital investment projects;

•	Completion of utility regulatory dockets;

•	Complete construction and place in service the Rapid City, South Dakota, to Stegall, Nebraska, electric transmission line, Busch Ranch II wind project and Natural Bridge Pipeline by year-end 2019;

•	No significant unplanned outages at any of our facilities;

•	Equity financing of $80 to $100 million during 2019 ($70 million of which has been completed in the first half of 2019) under our at-the-market equity offering program; and

•	No significant acquisitions or divestitures.

*
Earnings per share from continuing operations, as adjusted, is defined as GAAP Earnings per share from continuing operations, adjusted for expenses and gains that the company believes do not reflect the company’s core operating performance. Examples of these types of adjustments may include unique one-time events, impairment of assets, and acquisition and disposition costs. The company is not able to provide forward-looking quantitative GAAP to non-GAAP reconciliation for the 2019 earnings guidance, as adjusted, because we do not know the unplanned or unique events that may occur.

2020 EARNINGS GUIDANCE REAFFIRMED

Black Hills is reaffirming its guidance for 2020 earnings per share available for common stock, as adjusted (a non-GAAP measure*), to be in the range of $3.50 to $3.80, based on the following assumptions:

•	Capital spending of $777 million and $582 million in 2019 and 2020, respectively;

•	Normal weather conditions within our utility service territories including temperatures, precipitation levels and wind conditions;

•	Normal operations and weather conditions for planned construction, maintenance and/or capital investment projects;

•	Completion of utility regulatory dockets;

•
Complete construction and place in service the Rapid City, South Dakota, to Stegall, Nebraska, electric transmission line, the Busch Ranch II wind project and the Natural Bridge Pipeline by year-end 2019, and the Corriedale Wind Energy Project by year-end 2020;

•	No significant unplanned outages at any of our facilities;

•	Equity financing of $80 to $100 million in 2019 ($70 million of which has been completed in the first half of 2019) and $40 to $80 million in 2020 under our at-the-market equity offering program; and

•	No significant acquisitions or divestitures.

* The company is not able to provide a forward-looking quantitative GAAP to non-GAAP reconciliation of guidance for 2020 earnings, as adjusted, because unplanned or unique events that may occur are unknown at this time.

CONFERENCE CALL AND WEBCAST

Black Hills will host a live conference call and webcast at 11 a.m. EDT on Tuesday, August 6, 2019, to discuss our financial and operating performance.

To access the live webcast and download a copy of the investor presentation, go to the Black Hills website at www.blackhillscorp.com, and click on “Events and Presentations” in the “Investor Relations” section. The presentation will be posted on the website before the webcast. Listeners should allow at least five minutes for registering and accessing the presentation. Those interested in asking a question during the live broadcast or those without Internet access can call 866-544-7741 if calling within the United States. International callers can call 724-498-4407. All callers need to enter the passcode 7153325 when prompted.

For those unable to listen to the live broadcast, a replay will be available on the company’s website.

INTELLISIGHT 2019 ATTENDANCE

Leadership from Black Hills will present at the Intellisight 2019 investor conference at 12:15 p.m. EDT on Wednesday, August 14, 2019. The company’s presentation will be available on Black Hills’ website at www.blackhillscorp.com under the Investor Relations section.

USE OF NON-GAAP FINANCIAL MEASURE

As noted in this news release, in addition to presenting its earnings information in conformity with Generally Accepted Accounting Principles (GAAP), the company has provided non-GAAP earnings data reflecting adjustments for special items as specified in the GAAP to non-GAAP adjustment reconciliation table below. Net income from continuing operations available for common stock, as adjusted, is defined as Net income from continuing operations, adjusted for expenses and gains that the company believes do not reflect the company’s core operating performance. The company believes that non-GAAP financial measures are useful to investors because the items excluded are not indicative of the company’s continuing operating results. The company’s management uses these non-GAAP financial measures as an indicator for planning and forecasting future periods. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. The presentation of these non-GAAP financial measures should not be construed as an inference that future results will not be affected by unusual, non-routine, or non-recurring items.

Gross margin (revenue less cost of sales) is considered a non-GAAP financial measure due to the exclusion of depreciation and amortization from the measure. The presentation of gross margin is intended to supplement investors’ understanding of operating performance. Gross margin for our Electric Utilities is calculated as operating revenue less cost of fuel and purchased power. Gross margin for our Gas Utilities is calculated as operating revenue less cost of gas sold. Our gross margin is impacted by the fluctuations in power purchases and natural gas and other fuel supply costs. However, while these fluctuating costs impact gross margin as a percentage of revenue, they only impact total gross margin if the costs cannot be passed through to customers. Gross margin measure may not be comparable to other companies’ gross margin measure. Furthermore, this measure is not intended to replace operating income as determined in accordance with GAAP as an indicator of operating performance.

	Three Months Ended June 30,				Six Months Ended June 30,
(In millions, except per share amounts)	2019		2018		2019		2018
(after-tax)	Income	EPS	Income	EPS	Income	EPS	Income	EPS
Net income from continuing operations available for common stock (GAAP)	$14.6	$0.24	$24.3	$0.45	$118.4	$1.96	$159.7	$2.94
Adjustments:
Legal restructuring - income tax benefit	—	—	—	—	—	—	(49.5)	(0.91)
Tax reform	—	—	—	—	—	—	2.3	0.04
Total adjustments	—	—	—	—	—	—	(47.2)	(0.87)

Tax on Adjustments:
Adjustments, net of tax	—	—	—	—	—	—	(47.2)	(0.87)

Net income from continuing operations available for common stock, as adjusted (non-GAAP)	$14.6	$0.24	$24.3	$0.45	$118.4	$1.96	$112.5	$2.07

SEGMENT PERFORMANCE SUMMARY

Our segment highlights for the three months ended June 30, 2019, compared to the three months ended June 30, 2018, are discussed below.

The following segment information does not include certain intercompany eliminations. Minor differences in comparative amounts may result due to rounding. All amounts are presented on a pre-tax basis unless otherwise indicated.

Certain industries in which we operate are highly seasonal, and revenue from, and certain expenses for, such operations may fluctuate significantly between quarterly periods. Demand for electricity and natural gas is sensitive to seasonal cooling, heating and industrial load requirements. In particular, the normal peak usage season for our electric utilities is June through August while the normal peak usage season for our gas utilities is November through March. Significant earnings variances can be expected between the Gas Utilities segment’s peak and off-peak seasons. Due to this seasonal nature, our results of operations for the three and six months ended June 30, 2019 and 2018 are not necessarily indicative of the results of operations to be expected for any other period or for the entire year.

Electric Utilities

	Three Months Ended June 30,		Variance	Six Months Ended June 30,		Variance
	2019	2018	2019 vs. 2018	2019	2018	2019 vs. 2018
	(in millions)
Gross margin (non-GAAP)	$104.2	$107.7	$(3.5)	$213.9	$212.5	$1.4

Operations and maintenance	48.7	45.1	3.6	95.9	90.2	5.7
Depreciation and amortization	21.9	21.4	0.5	43.4	42.6	0.8
Adjusted operating income	$33.5	$41.2	$(7.7)	$74.6	$79.7	$(5.1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating Statistics:
Retail sales - MWh	1,275,930	1,299,875	2,633,931	2,620,314
Contracted wholesale sales - MWh	194,222	218,132	417,242	455,836
Off-system sales - MWh	135,091	178,854	275,941	307,895
Total electric sales - MWh	1,605,243	1,696,861	3,327,114	3,384,045

Regulated power plant availability:
Coal-fired plants	79.2%	91.2%	87.7%	93.1%
Natural gas fired plants and other plants	89.3%	98.1%	90.0%	97.2%
Wind	94.5%	96.7%	95.6%	96.9%
Total availability	86.4%	95.8%	89.7%	95.9%

Wind capacity factor	34.8%	41.7%	38.7%	46.1%

Second Quarter 2019 Compared with Second Quarter 2018

Gross margin decreased as a result of:

(in millions)
Weather (a)	$(2.5)
Lower commercial demand	(1.8)
Lower residential customer usage	(1.5)
Reduction in purchased power capacity charges	1.6
Rider recovery	0.2
Other	0.5
Total decrease in Gross margin (non-GAAP)	$(3.5)

(a) Cooling degree days at the Electric Utilities for the three months ended June 30, 2019 were 38% lower than normal compared to 109% higher than normal in the same period in the prior year. Heating degree days at the Electric Utilities for the three months ended June 30, 2019 were 12% higher than normal compared to 12% lower than normal in the same period in the prior year.

Operations and maintenance increased primarily due to $1.5 million of higher employee costs driven by additional headcount and $1.2 million of higher outside services expenses. Various other expenses comprise the remainder of the increase compared to the same period in the prior year.

Gas Utilities

	Three Months Ended June 30,		Variance	Six Months Ended June 30,		Variance
	2019	2018	2019 vs. 2018	2019	2018	2019 vs. 2018
	(in millions)
Gross margin (non-GAAP)	$108.5	$109.6	$(1.1)	$312.3	$297.2	$15.1

Operations and maintenance	77.1	71.7	5.4	155.1	142.6	12.5
Depreciation and amortization	22.8	21.4	1.4	45.3	42.7	2.6
Adjusted operating income	$8.6	$16.5	$(7.9)	$111.9	$111.9	$—

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating Statistics:
Total gas sales - Dth	13,111,979	15,200,861	62,123,372	60,429,836
Total transport and transmission volumes - Dth	32,767,310	32,846,279	79,083,470	77,579,754

Second Quarter 2019 Compared with Second Quarter 2018

Gross margin decreased as a result of:

(in millions)
Weather (a)	$(2.4)
Lower mark-to-market on non-utility natural gas commodity contracts	(2.1)
Lower transport and transmission	(0.6)
New rates	3.6
Higher customer growth - distribution	1.0
Other	(0.6)
Total decrease in Gross margin (non-GAAP)	$(1.1)

(a) Weather impacts for the three months ended June 30, 2019 compared to the same period in the prior year were primarily driven by direct and indirect impacts from significant rainfall and flooding within the Gas Utilities' service territories.

Operations and maintenance increased primarily due to $2.8 million of higher outside services expenses and $1.6 million of higher employee costs driven by additional headcount. Various other expenses comprise the remainder of the increase compared to the same period in the prior year.

Depreciation and amortization increased primarily due to a higher asset base driven by prior and current year capital expenditures.

Power Generation

	Three Months Ended June 30,		Variance	Six Months Ended June 30,		Variance
	2019	2018	2019 vs. 2018	2019	2018	2019 vs. 2018
	(in millions)
Revenue	$24.7	$22.7	$2.0	$50.0	$46.7	$3.3

Operations and maintenance	9.8	10.0	(0.2)	18.5	18.1	0.4
Depreciation and amortization	4.7	3.9	0.8	9.3	7.9	1.4
Adjusted operating income	10.2	8.9	1.3	$22.1	$20.7	$1.4

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating Statistics:
Contracted fleet power plant availability -
Coal-fired plants	95.8%	89.1%	95.3%	91.9%
Gas-fired plants	88.7%	99.5%	92.1%	99.5%
Wind	94.1%	N/A	92.3%	N/A
Total availability	91.5%	96.8%	92.8%	97.5%

Wind capacity factor	23.1%	N/A	25.7%	N/A

Second Quarter 2019 Compared with Second Quarter 2018

Revenue increased in the current year due to increased wind megawatt hours sold and higher power purchase agreement prices. Operating expenses increased in the current year due to higher depreciation and property taxes from new wind assets.

Mining

	Three Months Ended June 30,		Variance	Six Months Ended June 30,		Variance
	2019	2018	2019 vs. 2018	2019	2018	2019 vs. 2018
	(in millions)
Revenue	$13.0	$16.9	$(3.9)	$29.5	$34.0	$(4.5)

Operations and maintenance	9.2	11.1	(1.9)	19.1	22.0	(2.9)
Depreciation, depletion and amortization	2.2	2.0	0.2	4.4	3.9	0.5
Adjusted operating income	1.6	3.8	(2.2)	$6.0	$8.1	$(2.1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating Statistics:	(in thousands)
Tons of coal sold	754	963	1,751	2,041
Cubic yards of overburden moved	2,045	2,380	4,039	4,402

Revenue per ton	$16.48	$16.97	$16.14	$16.12

Second Quarter 2019 Compared with Second Quarter 2018

Current year revenue decreased due to 22 percent fewer tons sold driven primarily by planned and unplanned generation facility outages. Operating expenses decreased primarily due to lower royalties and production taxes on decreased revenues, and lower major maintenance expenses.

Corporate and Other

Corporate and Other represents certain unallocated expenses for administrative activities and interest and taxes that support our reportable operating segments. Corporate and Other also includes business development activities that are not part of our operating segments.

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Variance	2019	2018	Variance
	(in millions)
Adjusted operating (loss)	$0.1	$(0.8)	$0.9	$(0.4)	$(2.5)	$2.1

Second Quarter 2019 Compared with Second Quarter 2018

The variance in Adjusted operating income (loss) was primarily due to prior year expenses related to the oil and gas segment that were not reclassified to discontinued operations.

Consolidated Interest Expense, Other (Expense) Benefit and Income Tax Benefit (Expense)

Income Tax Benefit (Expense)

Income tax benefit (expense), net for the three months ended June 30, 2019 was $(2.3) million compared to $(6.5) million for the same period in 2018. The decrease is driven by a lower 2019 forecasted annual effective tax rate primarily due an increase of federal production tax credits and state investment credits associated with new wind assets; and a current year $1.6 million flow-through discrete tax benefit related to repair costs and certain indirect costs.

ABOUT BLACK HILLS CORP.
Black Hills Corp. (NYSE: BKH) is a customer-focused, growth-oriented utility company with a tradition of improving life with energy and a vision to be the energy partner of choice. Based in Rapid City, South Dakota, the company serves 1.27 million natural gas and electric utility customers in eight states: Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. More information is available at www.blackhillscorp.com, www.blackhillscorp.com/corporateresponsibility and www.blackhillsenergy.com

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. This includes, without limitations, our 2019 and 2020 earnings guidance. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation, the risk factors described in Item 1A of Part I of our 2018 Annual Report on Form 10-K, and other reports that we file with the SEC from time to time, and the following:

•	The accuracy of our assumptions on which our earnings guidance is based;

•
Our ability to obtain adequate cost recovery for our utility operations through regulatory proceedings and favorable rulings on periodic applications to recover costs for capital additions, plant retirements and decommissioning, fuel, transmission, purchased power, and other operating costs and the timing in which new rates would go into effect;

•	Our ability to complete our capital program in a cost-effective and timely manner;

•	Our ability to execute our utility jurisdiction simplification plan;

•	The impact of future governmental regulation; and

•	Other factors discussed from time to time in our filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

(Minor differences may result due to rounding.)

	Consolidating Income Statement
Three Months Ended June 30, 2019	Electric Utilities	Gas Utilities	Power Generation	Mining	Corporate	Other Inter-Co Eliminations	Total
	(in millions)
Revenue	$161.1	$164.7	$2.2	$5.8	$—	$—	$333.9
Intercompany revenue	5.2	0.7	22.5	7.2	86.9	(122.6)	—
Fuel, purchased power and cost of gas sold	62.1	57.0	—	—	—	(29.3)	89.8
Gross margin (non-GAAP)	104.2	108.5	24.7	13.0	86.9	(93.3)	244.1

Operations and maintenance	48.7	77.1	9.8	9.2	72.1	(78.5)	138.5
Depreciation, depletion and amortization	21.9	22.8	4.7	2.2	5.4	(5.5)	51.6
Adjusted operating income (loss)	33.5	8.6	10.2	1.6	9.4	(9.3)	54.0

Interest expense, net							(34.7)
Interest income							0.4
Other income (expense), net							0.3
Income tax benefit (expense)							(2.3)
Income (loss) from continuing operations							17.7
(Loss) from discontinued operations, net of tax							—
Net income (loss)							17.7
Net income attributable to noncontrolling interest							(3.1)
Net income (loss) available for common stock							$14.6

	Consolidating Income Statement
Six Months Ended June 30, 2019	Electric Utilities	Gas Utilities	Power Generation	Mining	Corporate	Other Inter-Co Eliminations	Total
	(in millions)
Revenue	$338.0	$575.1	$4.9	$13.6	$—	$—	$931.7
Intercompany revenue	11.2	1.4	45.1	15.8	175.3	(248.8)	—
Fuel, purchased power and cost of gas sold	135.4	264.3	—	—	0.1	(61.2)	338.6
Gross margin	213.9	312.3	50.0	29.5	175.2	(187.7)	593.1

Operations and maintenance	95.9	155.1	18.5	19.1	145.4	(157.6)	276.3
Depreciation, depletion and amortization	43.4	45.3	9.3	4.4	10.9	(10.8)	102.6
Operating income (loss)	74.6	111.9	22.1	6.0	18.8	(19.2)	214.1

Interest expense, net							(69.7)
Interest income							0.7
Other income (expense)							(0.5)
Income tax benefit (expense)							(19.6)
Income (loss) from continuing operations							125.1
(Loss) from discontinued operations, net of tax							—
Net income (loss)							125.1
Net income attributable to noncontrolling interest							(6.7)
Net income (loss) available for common stock							$118.4

	Consolidating Income Statement
Three Months Ended June 30, 2018	Electric Utilities	Gas Utilities	Power Generation	Mining	Corporate	Other Inter-Co Eliminations	Total
	(in millions)
Revenue	$168.3	$177.3	$1.5	$8.6	$—	$—	$355.7
Intercompany revenue	5.3	0.3	21.3	8.3	93.6	(128.8)	—
Fuel, purchased power and cost of gas sold	65.9	68.1	—	—	0.1	(29.4)	104.7
Gross margin (non-GAAP)	107.7	109.6	22.7	16.9	93.6	(99.4)	251.0

Operations and maintenance	45.1	71.7	10.0	11.1	79.2	(84.3)	132.8
Depreciation, depletion and amortization	21.4	21.4	3.9	2.0	5.5	(5.5)	48.7
Adjusted operating income (loss)	41.2	16.5	8.9	3.8	8.8	(9.6)	69.6

Interest expense, net							(34.9)
Interest income							0.3
Other income (expense)							(1.3)
Income tax benefit (expense)							(6.5)
Income (loss) from continuing operations							27.2
(Loss) from discontinued operations, net of tax							(2.4)
Net income (loss)							24.7
Net income attributable to noncontrolling interest							(2.8)
Net income (loss) available for common stock							$21.9

	Consolidating Income Statement
Six Months Ended June 30, 2018	Electric Utilities	Gas Utilities	Power Generation	Mining	Corporate	Other Inter-Co Eliminations	Total
	(in millions)
Revenue	$335.7	$574.2	$3.6	$17.6	$—	$—	$931.1
Intercompany revenue	11.4	0.7	43.1	16.5	184.9	(256.7)	—
Fuel, purchased power and cost of gas sold	134.7	277.7	—	—	0.1	(60.2)	352.3
Gross margin	212.5	297.2	46.7	34.0	184.8	(196.5)	578.8

Operations and maintenance	90.2	142.6	18.1	22.0	158.2	(167.4)	263.7
Depreciation, depletion and amortization	42.6	42.7	7.9	3.9	10.9	(10.7)	97.3
Operating income (loss)	79.7	111.9	20.7	8.1	15.8	(18.3)	217.8

Interest expense, net							(70.2)
Interest income							0.6
Other income (expense)							(1.4)
Income tax benefit (expense)							19.3
Income (loss) from continuing operations							166.1
(Loss) from discontinued operations, net of tax							(4.8)
Net income (loss)							161.4
Net income attributable to noncontrolling interest							(6.5)
Net income (loss) available for common stock							$154.9

Investor Relations:
Jerome E. Nichols
Phone	605-721-1171
Email	investorrelations@blackhillscorp.com

Media Contact:
24-hour Media Assistance	888-242-3969